Larry O'Donnell, CPA, P.C.

Telephone (303) 745-4545
Fax (303) 369-9384
Email larryodonnellcpa@comcast.net
www.larryodonnellcpa.com

2228 South Fraser Street
Unit I
Aurora, Colorado 80014

November 5, 2010

SECURITIES AND EXCHANGE COMMISSION
Division of Corporation Finance
100 F Street, N.E., Mail Stop 7010
Washington, D.C. 20549

Re: ASI Entertainment, Inc. (the "Company")
Form 8-K Item 4.01 (the "Report")

Gentlemen:

We have reviewed the above referenced Report filed by the Company. We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

/s/ Larry O'Donnell, CPA, PC